Exhibit A-48

State of South Dakota

OFFICE OF THE SECRETARY OF STATE

Certificate of Existence

Domestic Corporation

ORGANIZATIONAL ID #: DB023380

I, Chris Nelson, Secretary of State of the State of South Dakota, do hereby certify that THE SOUTH DAKOTA GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. was duly incorporated under the laws of this state on April 25, 1984 for a perpetual term of existence.

I, further certify that said corporation has complied with the laws of this State relative to the formation of corporation of its kind and is now a regularly and properly organized and existing corporation under the laws of this State and is in good standing, as shown by the records of this office. The annual report required by law has been filed with our office and articles of dissolution have not been filed. This certificate is not to be construed as an endorsement, recommendation or notice of approval of the corporation’s financial condition or business activities and practices. Such information is not available form this office.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed that Great Seal of the State of South Dakota, at Pierre, the Capital, this July 30, 2009. /s/ Chris Nelson Chris Nelson Secretary of State

STATE OF SOUTH DAKOTA

OFFICE OF

THE SECRETARY OF STATE

Certificate Of Incorporation

Business Corporation

I, ALICE KUNDERT, Secretary of State of the State of South Dakota, hereby certify that duplicate originals of the Articles of Incorporation of THE SOUTH DAKOTA GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. duly signed and verified, pursuant to the provisions of the South Dakota Business Corporation Act, have been received in this office and are found to conform to law.

ACCORDINGLY and by virtue of the authority vested in me by law, I hereby issue this Certificate of Incorporation of THE SOUTH DAKOTA GREAT ATLANTIC & PACIFIC TEA COMPANY, INC, and attach hereto a duplicate original of the articles of Incorporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State of South Dakota, at Pierre, the Capital, this 25th day of April A.D 1984 Secretary of State Deputy

APR 25 1984

Filed this 25th day of

April,1984

SECRETARY OF STATE

ARTICLES OF INCORPORATION

OF

THE SOUTH DAKOTA GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

Executed by the undersigned for the purpose of forming a South Dakota Corporation under the South Dakota Business Corporation Act.

ARTICLE I

The name of the corporation is The South Dakota Great Atlantic & Pacific Tea Company, Inc.

ARTICLE II

The period of existence is perpetual.

ARTICLE III

The purpose or purpose for which the corporation is organized are to act as a holding company for stocks, bonds, securities of all kinds and descriptions, cash, pension funds, all types of real and personal property, and other things of value, and to engage in any lawful act or activity for which corporation may be organized under the business corporation law of the state of South Dakota.

ARTICLE IV

The number of shares which it shall have authority to issue, itemized by class, part value of shares, shares without par value, and series , if any, with a class:

1,000 shares common stock, without preference or class of $10.00 per share par value.

ARTICLE V

The corporation will not commence business until consideration of the value of at least $1,000.00 has been received for the issuance of shares.

ARTICLE VI

The name of its registered agent and the address of its registered office are: United States Corporation Company, P. O. Box 160, 503 South Pierre Street, Pierre, South Dakota, 57501.

ARTICLE VII

The number of directors, constituting the Board of Directors is four and the names and addresses of the directors are listed as follows:

NAME	ADDRESS

JoAnne Knight	503 South Pierre Street Pierre, South Dakota 57501

J. W. Rowe	2 Paragon Drive Montvale, New Jersey 07645

V. A. Cardace	2 Paragon Drive Montvale, New Jersey 07645

R.G. Ulrich	2 Paragon Drive Montvale, New Jersey 07645

ARTICLE VIII

The name and address of the incorporator is :

NAME	ADDRESS

JoAnne Knight	503 South Pierre Street Pierre, South Dakota 57501

ARTICLE IX

These Articles may be amended in the manner authorized by law at the time or amendment.

Executed in duplicate this 25th day April, 1984.

State of South Dakota	)
) ss
County of Hughes	)

On this the 25th day of April, 1984, before me, the under-signed officer, personally appeared JoAnne Knight, known to me or satisfactorily proven to be the person whose name is subscribed to the within instrument , and acknowledged to me that she executed the same for the purposes therein contained.

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IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

(SEAL)	DAVID A. GERDES	DAVID A. GERDES
	Notary Public	Notary Public
	My Commission Expires	My Commission Expires
	September 25, 1984	September 25, 1984

State of South Dakota	)
) ss
County of Hughes	)

JoAnne Knight, being first duly sworn, deposes and says: That she is the person described in and who signed the foregoing Articles of Incorporation as incorporator therein; that she has read said Articles and knows the contents thereof; that the incorporator intends in good faith to form a corporation for the purpose of the promotion of a lawful business set forth in said Articles, and not for the purpose of enabling any corporation or corporations to avoid the provisions of Chapter 37-1 of the South Dakota Complied Laws of 1967 relating to unlawful trusts and combinations, and laws amendatory thereto.

Subscribed and sworn to before me this 25th day of April, 1984.

Notary Public

(SEAL)	DAVID A. GERDES
Notary Public
My Commission Expires
September 25, 1984

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